As filed with the Securities and Exchange Commission on July 14, 2000
                                                Registration No. 333-33941

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           RHEOMETRIC SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)

New Jersey                  One Possumtown Road                    61-078419
(State of                   Piscataway, NJ 08854               (I.R.S. Employer
Incorporation)     (Address of principal executive offices)     Identification
                           (Zip Code)                           Number)

                           RHEOMETRIC SCIENTIFIC, INC.
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 Joseph Musanti
                          Vice President of Finance and
                             Chief Financial Officer
                           Rheometric Scientific, Inc.
                               One Possumtown Road
                              Piscataway, NJ 08854
                     (Name and address of agent for service)
                                 (732) 560-8550
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                                     Dechert
                              30 Rockefeller Plaza
                               New York, NY 10112
                           Attention: Paul Gluck, Esq.

                         CALCULATION OF REGISTRATION FEE
------------------------- -------------------- ------------------------- -------------------------- ------------------
Title of securities to    Amount to be         Proposed maximum          Proposed maximum           Amount of
be registered             registered (1)       offering price per        aggregate offering price   registration fee
                                               share (2)                 (2)                        (2)
------------------------- -------------------- ------------------------- -------------------------- ------------------
Common Stock, no par
value per share             250,000 shares              $4.78                   $1,195,000               $310.70
========================= ==================== ========================= ========================== ==================


(1) This Registration Statement on Form S-8 relates to an additional 250,000 shares of Common Stock, no par value per share, of the Registrant issuable under the Rheometric Scientific, Inc. 1996 Stock Option Plan. See "Incorporation by Reference" with respect to the Registrant's Registration Statement on Form S-8 (Registration No. 333-33941, filed on August 19, 1997 and relating to 250,000 shares of Common Stock.

(2) Pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices of the Registrant's Common Stock on the OTC Bulletin Board as of July 13, 2000. Further, the amount of the registration fee relates only to the additional 250,000 shares of Common Stock issuable under the Rheometric Scientific Inc. 1996 Stock Option Plan being registered pursuant to this Registration Statement on Form S-8.

     This Registration Statement on Form S-8 relates to an additional 250,000 shares of Common Stock, no par value per share, of Rheometric Scientific, Inc., which may be issued under the Rheometric Scientific, Inc. 1996 Stock Option Plan, as amended. Rheometric Scientific hereby incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-33941, filed with the Securities and Exchange Commission on August 19, 1997, covering awards for 250,000 shares of Common Stock, which awards have been previously granted pursuant to the Plan.

                                     PART I.
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the SEC and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

     The following reoffer prospectus filed as part of this registration statement has been prepared in accordance with General Instruction C of Form S-8 and, pursuant thereto, may be used for reofferings and resales of the shares of Common Stock registered hereby.

================================================================================

                                                                     PROSPECTUS
                                                                  JULY 13, 2000
                                 250,000 Shares

                           Rheometric Scientific, Inc.

                                  Common Stock


--------------------------------------------------------------------------------


     Employees, directors and certain consultants who have exercised options to purchase shares of our Common Stock under our 1996 Stock Option Plan are selling up to 250,000 shares of our Common Stock. We will not receive any proceeds from any sale of shares offered by this prospectus.

     The shares offered by this prospectus could be sold in several ways, including in transactions on the OTC Bulletin Board, or otherwise, at prevailing market prices at the time of sale, or in privately negotiated transactions at prices agreed upon by the parties.

     Our Common Stock is quoted on the OTC Bulletin Board under the symbol "RHEM." On July 13, 2000, the closing sales price of our Common Stock on the OTC Bulletin Board was $4.78.

     Our  principal   executive  office  is  located  at  One  Possumtown  Road,
Piscataway, NJ 08854, and our telephone number is (732) 560-8550.


                  Investing in our Common Stock involves risks.
                     See "Risk Factors" starting on page 2.




                     --------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


================================================================================

                                TABLE OF CONTENTS

Risk Factors..................................................................2

Rheometric Scientific, Inc....................................................8

Use of Proceeds...............................................................8

Selling Stockholders..........................................................8

Plan of Distribution.........................................................10

Where You Can Find More Information--
Incorporation of Documents By Reference......................................10

Special Note on Forward-Looking Statements...................................11

Experts .....................................................................11

                                  RISK FACTORS

     Investing in our Common Stock will provide you with an equity ownership interest in Rheometric Scientific. As one of our stockholders, your investment will be subject to risks inherent in our business. The price of our Common Stock may decline. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in our Common Stock.

Dependence on Capital Spending Policies.

     Our customers include laboratories, universities and colleges, research facilities and businesses involved in the elastomer and polychemical industries. The capital spending policies of our customers can have a significant effect on the demand for our products. Such policies are based on a variety of factors, including the resources available to make such purchases, spending priorities and policies regarding capital expenditures. Any decrease in capital spending by our customers could have a material adverse effect on our business and results of operations. A recession in one or more markets could also cause a slowdown or reduction in capital spending.

Uncertainty of Market Acceptance of New Products.

     Certain of our products represent alternatives to traditional instruments and methods. As a result, such products may be slow to achieve, or may not achieve, market acceptance, as customers may seek further validation of the efficiency and efficacy of our technology. This is particularly true where the purchase of the product requires a significant capital commitment. Further, because process control systems are incorporated into a customer's production line, a decision to invest in these systems involves significant operating risks if the system fails or shuts down. We intend to expand our product base by adapting our proprietary technologies for new applications in broader industry segments including the pharmaceutical, agrochemical and industrial chemical industries. We believe that, to a significant extent, our growth prospects depend on the continuing acceptance by a broader group of customers and by broader industry segments of our new products and technologies. There can be no assurance that we will be successful in adapting our proprietary technologies for new applications, in obtaining these acceptances or, if obtained, that such acceptances will be sustained. Our failure to obtain and sustain such acceptances could have a material adverse effect on our plan for growth and on our business and results of operations.

Technological Change and New Products.

     The market for rheological products and process optimization systems is characterized by changing technology, evolving industry standards and new product introductions. Our future success will depend in part upon our ability to enhance our existing products and to develop and introduce new products and technologies to meet changing customer requirements and to successfully serve broader industry segments. We are currently devoting significant resources toward the enhancement of our existing products and the development of new products and technologies. There can be no assurance that we will successfully complete these goals in a timely fashion or that our current or future products will satisfy the needs of the rheological products and process markets. Failure of our products to satisfy market needs could have a material adverse effect on our business and results of operation.

International Operations and International Sales.

     In 1997, 1998, 1999 and the three months ended March 31, 2000, sales originating outside the U.S. accounted for 55%, 47%, 47% and 38%, respectively, of our total revenues. In addition, in 1997, 1998, 1999 and the three months ended March 31, 2000, U.S. export sales accounted for 5%, 7%, 7% and 15%, respectively, of our total revenues. We anticipate that sales outside the U.S. and U.S. export sales will continue to account for a significant percentage of our total revenues. We intend to continue to expand our presence in international markets. International revenues are subject to a number of risks, including the following:

     o agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system;

     o   foreign customers may have longer payment cycles;

     o foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade;

     o   U.S. export licenses may be difficult to obtain;

     o the protection of intellectual property in foreign countries may be more difficult to enforce; and

     o fluctuations in exchange rates may affect product demand and may adversely affect the profitability in U.S. dollars of products and services provided by us in foreign markets where payment for our products and services is made in the local currency.

     Foreign operations are also subject to certain risks such as general economic conditions in the countries in which we operate, unexpected changes in regulatory requirements, compliance with a variety of foreign laws and regulations and overlap of different tax structures. Tax rates in certain foreign countries exceed that of the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions. There can be no assurance that any of these factors will not have a material adverse effect on our business and results of operations.

History of Operating Losses.

     We have a history of losses and have not been profitable in recent years and may not be profitable in the future. We have incurred a net loss in every fiscal period since 1996.

     For the years ended December 31, 1999, December 31, 1998 and December 31, 1997, our net losses were approximately $5,138,000, $1,144,000 and $2,329,000, respectively.

     In order to become profitable, we must successfully market and sell rheological and other process control products and services at volumes substantially above recent levels, sell evolving products for new and existing markets, increase gross margins, expand our distribution capability and manage our operating expenses. We have not yet achieved these objectives to any significant degree. There can be no assurance that we will ever achieve these objectives or profitability. Currently, we are dependent on external financing to fund operations. Our actual working capital needs will depend on upon numerous factors, including the extent and timing of acceptance of our products in the market, our operating results, the cost of increasing our sales and marketing activities, the status of competitive products, the availability of financing sources and the prevailing conditions in the financial markets, none of which can be predicted with certainty. As a result, there is no assurance that we will be able to obtain adequate financing. We have recently obtained a credit facility with PNC Bank, however, there can be no assurance that any additional financing will be available to us on acceptable terms, or at all, when required by us. The inability to obtain such financing could have a material adverse effect on our business, financial condition and results of operations.

Competition.

     We encounter competition in the sale of our rheological products and other materials characterization instruments and finished materials quality control products and software. We believe that the principal competitive factors affecting the market for process optimization products and systems include quality and reliability, accuracy, price, customer service and support, ease of use, distribution channels, technical features and compatibility with customers' manufacturing processes. Certain of our competitors have greater resources, manufacturing and marketing capabilities, technical staff and production facilities than we. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than we can. Further, competition with respect to all our products could increase if new companies enter the market or if existing competitors expand their product lines. There can be no assurance that our competitors will not develop or implement technology or other innovations more rapidly than we.

Proprietary Rights.

     Proprietary rights relating to our products will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are maintained in confidence as trade secrets. We have a number of U.S. patents and also own certain foreign patents in a number of jurisdictions throughout the world. There can be no assurance that any patents now or hereafter owned by us will afford protection against competitors. Proceedings initiated by us to protect our proprietary rights could result in substantial costs to us. There may also be pending or issued patents held by parties not affiliated with us that relate to our products or technologies. In the event that a claim relating to proprietary technology or information is asserted against us, we may need to acquire licenses to, or contest the validity of, any such competitor's proprietary technology. It is likely that significant funds would be required to contest the validity of any such competitor's proprietary technology. There can be no assurance that any license required under any such competitor's proprietary technology would be made available on acceptable terms or that we would prevail in any such contest. There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate to prevent misappropriation of our technology or independent development by others of similar technology. In addition, the laws of some jurisdictions do not protect our proprietary rights to the same extent as the laws of the U.S. There can be no assurance that these protections will be adequate.

Government Regulations and Approvals.

     The market for certain of our products, both in the U.S. and abroad, is subject to or influenced by various domestic and foreign laws. We design, develop and market our products, in part, to meet customer needs created by existing and anticipated regulations, and any changes in these regulations may adversely affect consumer demand for our products.

Potential Fluctuations in Quarterly Performance.

     Many of our products are large systems that may require significant capital expenditures. Consequently, the timing of sales of these systems could affect our quarterly earnings. Further, our quarterly operating results may also vary significantly depending on a number of other factors, including the size, timing and shipment of individual orders, changes in pricing by us or our competitors, discount levels, seasonality of revenue, foreign currency exchange rates, the mix of products sold, the timing of the announcement, introduction and delivery of new product enhancements by us and our competitors and general economic conditions. Generally, we recognize product revenues upon shipment of our products. Typically, we experience higher revenues in the second half of each year due to seasonality experienced by our rheological and finished materials quality control business primarily because customers tend to place their orders earlier in the year so that they can have the systems installed either during the holiday season in the third quarter or between Christmas and the New Year. Because certain of our operating expenses are based on anticipated capacity levels and a high percentage of our expenses are fixed for the short term, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter. There can be no assurance that any of these factors will not have a material adverse effect on our business or results of operation.

Dependence on Key Personnel.

     Our success depends to a significant extent upon a number of key employees, including members of senior management. The loss of the services of one or more of these key employees could have a material adverse effect on us. We have not obtained and do not intend to obtain key-man life insurance policies for any key employee. We believe that our future success will depend in part on our ability to attract, motivate and retain highly skilled technical, managerial and marketing personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting, motivating and retaining key personnel. The failure to hire and retain such personnel could materially adversely affect our business and results of operations.

Shares Eligible for Sale After this Offering.

     Our principal stockholder, Andlinger Capital XXVI LLC, is the beneficial owner of 73.6% of our Common Stock. As long as Andlinger Capital is able to elect a majority of our Board of Directors, it will have the ability to cause us at any time to register for resale all or a portion of the Common Stock owned by Andlinger Capital. The holders of a substantial amount of our Common Stock (or warrants to acquire Common Stock) have demand or piggyback rights to register for resale the Common Stock held by them.

     Additional shares of Common Stock issuable upon exercise of options granted under our stock-based compensation plans will become available for future sale in the public market at prescribed times. We have adopted, and at the 2000 Annual Meeting of Stockholders our stockholders approved, the 2000 Stock Option Plan, which provides for grants and options covering up to 1,000,000 shares of Common Stock. We intend to file a registration statement in the future covering these shares, and we may in the future adopt other stock option plans and/or file other registration statements regarding our stock option plans. After any of these registration statements are filed, Common Stock issued upon exercise of stock options under our benefit plans will be eligible for resale in the public market without restriction.

     Sales of a significant number of shares of Common Stock in the public market following this offering -- such as the shares owned by Andlinger Capital or which may become available for sale under our stock based compensation plans -- could adversely affect the market price of our Common Stock.

Immediate and Substantial Dilution.

     Purchasers of our Common Stock offered hereby will incur an immediate and substantial dilution in the net tangible book value per share of our Common Stock from the current market price. Additional dilution is likely to occur upon the exercise of outstanding stock options.

Potential Volatility of Stock Price.

     Factors such as fluctuations in our operating results, announcements of technological innovations or new contracts or products by us or our competitors, government regulation and approvals, developments in patent or other proprietary rights and market conditions for stocks of companies similar to us could have a significant impact on the market price of our Common Stock. There can be no assurance that the market price of our Common Stock will not decline below the current market price.

Lack of Voting Control.

     Our stockholders do not have the right to cumulate votes for the election of directors. Andlinger Capital, which beneficially owns approximately 73.6% of our voting stock, has the power to elect a majority of our Board of Directors and to approve or disapprove any corporate actions submitted to a vote of our stockholders.

Lack of Dividends.

     We anticipate that for the foreseeable future our earnings, if any, will be retained for use in the business and that no cash dividends will be paid on our Common Stock. Declaration of dividends on our Common Stock will depend upon, among other things, our future earnings, operating and financial condition, our capital requirements and upon general business conditions.

We may issue securities which may dilute your ownership interest

     In the future, we may issue securities to raise cash for working capital needs or for other purposes. This could dilute your ownership interest in us and have an adverse impact on the price of our Common Stock. In addition, if we issue securities convertible into our Common Stock, the conversion of these securities may dilute your ownership interest and have an adverse impact on the price of our Common Stock.

The interests of certain of our significant stockholders may conflict with our interests and the interests of our other stockholders

     As a result of its ownership of our Common Stock, Andlinger Capital will be in a position to affect significantly our corporate actions such as mergers or takeover attempts in a manner that could conflict with the interests of our public stockholders.

Our Common Stock price is trading above historical levels

     The market price of our Common Stock increased substantially over recent historical levels contemporaneously with the Andlinger Capital investment in our Company. There can be no assurance that our Common Stock will not return to trading prices more closely approximating historical levels.

     In the past, securities class action litigation has often been brought against a company following substantial increases or decreases in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources, which could have a material adverse effect on our business, operating results and financial condition.

Applicability of "penny stock" rules to broker-dealer sales of our Common Stock

     Our Common Stock is not listed on The Nasdaq SmallCap Stock Market or on any stock exchange. SEC regulations generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq SmallCap Stock Market or a major stock exchange. The market price of our Common Stock as of July 13, 2000 was $4.78, however, prior to the Andlinger Capital investment in Rheometric Scientific, our Common Stock was trading at prices substantially less than $4.50 per share and there can be no assurance that the market price of our Common Stock will continue to be greater than $4.50 per share. Broker-dealers recommending a penny stock must, among other things, document the suitability of the investment for the specific customer, obtain a written agreement of the customer to purchase the penny stock, identify such broker-dealer's role, if any, as a market maker in the particular stock, and provide information with respect to market prices of the stock and the amount of compensation that the broker-dealer will earn in the proposed transaction. These disclosure requirements could have the effect of reducing the level of trading activity in the secondary market for our Common Stock. If our Common Stock became subject to the penny stock rules, many broker-dealers may be unwilling to engage in transactions in our securities because of the added disclosure requirements, thereby making it more difficult for purchasers of our Common Stock to dispose of their shares. The ownership of penny stock is generally considered to subject the owner to greater risks than the ownership of Common Stock as a whole due, among other things, to the smaller trading volume in such stocks and to the substantial impact upon the stock's overall value which results from small stock price variations.

                           RHEOMETRIC SCIENTIFIC, INC.


     We design, manufacture, market, sell, and service four types of materials characterization instruments: rheometers, viscometers, thermal analyzers, and process control monitors, along with the most advanced operational and analysis software.

     Our  business  spans  three  major   materials   evaluation   technologies:
rheometry, viscometry, and thermal analysis.

     Rheometry is the technology involved in making rheological measurements, based on the science of rheology, the study of the deformation and flow of materials. Viscometry is a sub-set of rheometry, devoted to measuring only the viscosity of a fluid. Thermal analysis is the science that measures the effects of thermal changes on materials.

     We serve an international market of Fortune 500 and other leading domestic and international corporations, independent research and academic institutions, and government agencies from our headquarters in Piscataway, NJ, and through our subsidiaries in the United Kingdom, Germany, France and Japan. We have an installed base of over 2,300 instruments.

     For more detailed information, you should refer to reports and information incorporated by reference into this prospectus or the registration statement that includes this prospectus. For information on how we can "incorporate by reference" other filings we have made or will make with the SEC, and how we can disclose important information to you in such manner, see "Where You Can Find More Information -- Incorporation of Documents By Reference".

                                 USE OF PROCEEDS

     All shares of Common Stock sold pursuant to this prospectus will be sold by some of our employees, directors and certain consultants and advisors, whom we refer to as "selling stockholders," for their own accounts.

     We will not receive any of the proceeds from the sale of shares of our Common Stock by the selling stockholders. We will only receive proceeds if selling stockholders exercise options underlying shares of our Common Stock being offered with this Prospectus prior to the sale of those shares. If we receive any proceeds from the exercise of options, it will be added to our working capital. We have agreed to bear the expenses relating to the registration of the shares, other than brokerage commissions and expenses, if any, which will be paid by the selling stockholders.

                              SELLING STOCKHOLDERS

     The selling stockholders may sell from time to time any of the shares of Common Stock covered by this Prospectus. Therefore, we cannot estimate the number of shares that may be offered for sale under this Prospectus at any given time. Shares of Common Stock may be sold from time to time by the selling stockholders or by pledgees, donees, transferees or other successors in interest. The selling stockholders may also loan or pledge the shares registered hereunder to broker-dealers and the broker-dealers may sell the shares so loaned or upon a default may effect the sales of the pledged shares pursuant to this Prospectus.

     The table below sets forth the following information, assuming sale by the selling stockholders of all shares of Common Stock distributed to them by the 1996 Stock Option Plan:

     o the name of the selling stockholder and the nature of positions held by the selling stockholder within the past three years with our company;

     o the number of shares of Common Stock and options owned by the selling stockholder as of the date of this prospectus;

     o the number of shares of Common Stock offered by this prospectus for the account of that selling stockholder;

     o the number of shares of Common Stock to be owned by the selling stockholder if all shares covered by this prospectus held by such stockholder are sold; and

     o the percentage (if more than one percent) of our Common Stock to be owned by the selling stockholder if all shares covered by this prospectus held by such stockholder are sold, based on the number of shares of our Common Stock outstanding as of May 1, 2000.



     --------------------- -------------------------------------- ------------- ------------ ------------------------------
                                                                   Shares and                 After Completion of Offering
        Name of Selling    Position with the Rheometric Scientific   Options       Shares     -----------------------------
          Stockholder                                                 Owned        Offered    Shares Owned  Percentage of
                                                                                                             Class Owned
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------
     Joseph Musanti           Vice President of Finance and CFO       46,500       46,500            -            -
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------
     Ronald F. Garritano    Vice President of Technology
                                   and Engineering                    75,735       72,000         3,735           *
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------
     Matthew Bilt           Vice President of Human Resources
                                     and Administration               30,000       24,400           600           *
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------
     Daniel W. Becker       Vice President of Sales and Marketing     15,500       15,500            -            -
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------
     David R. Smith                     Director                      16,000       15,000         1,000           *
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------
     Richard J. Giacco                  Director                      78,000       75,000         3,000           *
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------
     Robert R. Prud'homme               Director                      40,000       40,000           -             -
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------
     Leonard Bognar                   Former Director                 25,000       25,000           -             -
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------
     Walter Bromm                     Former Director                 25,000       25,000           -             -
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------
     Alan R. Eschbach                 Former Director                 25,000       25,000           -             -
     --------------------- --------------------------------------- ------------- ------------ ------------- ----------------

     ----------------------------
     *Less than one percent.


                              PLAN OF DISTRIBUTION

     The Common Stock offered by this Prospectus may be sold from time to time in one or more transactions through any of several methods, including in transactions on the OTC Bulletin Board, in ordinary brokerage transactions or block transactions, in negotiated transactions, through underwriters or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling shares through a broker or brokers or underwriters, who may act as principal or agent or both agent and principal, and such brokers or underwriters may receive compensation from the selling stockholders not to exceed that which is customary for the particular transactions.

     Any shares of Common Stock covered by this Prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under that rule rather than pursuant to this prospectus. We cannot be sure that any of the selling stockholders will sell any or all of the shares of Common Stock offered by them under this prospectus.

                     WHERE YOU CAN FIND MORE INFORMATION --
                     INCORPORATION OF DOCUMENTS BY REFERENCE

     Under the Securities Exchange Act of 1934, we are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We file electronically with the SEC.

     We have filed a registration statement on Form S-8 with the SEC to register the shares offered by this Prospectus. This Prospectus is part of the registration statement but, as permitted by SEC rules, this Prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" the information that we file with the SEC. This means we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, except if it is superseded by information in this prospectus or by later information that we file with the SEC. Information that is filed with the SEC after the date of this prospectus will automatically update and supersede the information contained or incorporated by reference in this prospectus.

     The  documents   listed  below  are   incorporated  by  reference  in  this
prospectus. They contain important information about Rheometric Scientific and its financial condition.

     o   Our Annual Report on Form 10-K/A for the year ended December 31, 1999.

     o All other reports which we filed with the SEC after December 31, 1999 under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     o The description of our Common Stock contained in our registration statement on Form 8-A (SEC File No. 000-14617), filed May 9, 1986, as amended, and including any amendment or report filed for the purpose of updating such description.

     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and before the termination of the offering of the securities under this Prospectus shall be deemed to be incorporated by reference in, and shall be deemed to become a part of, this Prospectus, as of the date of filing with the SEC. Any statement incorporated in this Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement which has been subsequently modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the registration statement of which it is a part.

     You may request a copy of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference, at no cost, by writing or telephoning us at:


                               Rheometric Scientific, Inc.
                               One Possumtown Road
                               Piscataway, NJ 08854
                               Phone:  (732) 560-8550
                               Attention:  Joseph Musanti


     When you are deciding whether to purchase the shares being offered by this Prospectus, you should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. This Prospectus is not an offer to sell shares of Common Stock in any state where such an offer is not permitted.


                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     This Prospectus includes  forward-looking  statements within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Factors that could contribute to these differences are discussed in the "Risk Factors" section beginning on page 2 of this Prospectus, and elsewhere in this Prospectus as well as our previously filings with the SEC.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this Prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur.

     You should not unduly rely on forward-looking statements contained or incorporated by reference in this Prospectus.

                                  LEGAL MATTERS

     The validity of the Common Stock offered by us hereby will be passed upon by Dechert, New York, New York.

                                     EXPERTS

     Our consolidated financial statements incorporated by reference in this Prospectus from our Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, have been audited by PricewaterhouseCoopers LLP with respect to the years ended December 31, 1997 and December 31, 1998 and by Mahoney Cohen & Company, CPA, P.C. with respect to the year ended December 31, 1999, as set forth in their reports thereon included and incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports and given on the authority of such firms as experts in accounting and auditing.

PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.  Incorporation of Documents By Reference.

     The following documents, which we have filed with the SEC, are incorporated by reference into this registration statement:

         (a) Our Annual Report on Form 10-K/A for the year ended December 31, 1999;

         (b) All reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1999; and

         (c) The description of our Common Stock contained in our registration statement on Form 8-A (SEC File No. 000-14617), filed on May 9, 1986, as amended, and including any amendment or report filed for the purpose of updating such description.

     In addition, all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing with the SEC of a post-effective amendment to this registration statement that (1) indicates that all shares of Common Stock registered on this registration statement have been sold or (2) effects the deregistration of the balance of such shares then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part of this registration statement from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Currently,  we are a New  Jersey  corporation.  At our  Annual  Meeting  of
Stockholders held on May 31, 2000, our stockholders approved a proposal to become a Delaware corporation. Such proposal was set forth in our Proxy
Statement filed with the SEC on May 11, 2000 and distributed to our stockholders. We expect to become a Delaware corporation during the third quarter of 2000.

     Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors and officers against expenses and liabilities incurred in connection with any proceeding involving any such director or officer by reason of he or she being or having been a corporate agent, other than a proceeding by or in the right of the corporation as long as the director or officer acted in good faith. In cases brought by or on behalf of the corporation, the corporation can only indemnify the corporate agent if the agent acted reasonably and was found not to have breached a duty to the corporation or its stockholders. A corporation is required to indemnify a corporate agent who is successful on the merits of any challenge.

     Our Certificate of Incorporation, as amended, and Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by New Jersey law. We have obtained directors and officers liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Rheometric Scientific pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Rheometric Scientific in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Assuming the reincorporation merger is consummated, under Section 145 of the General Corporation Law of the State of Delaware, Rheometric Scientific, will have broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Bylaws will provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

     Our Certificate of Incorporation will provide that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Rheometric Scientific and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Rheometric Scientific, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Prior to the effective date of the Registration Statement, we entered into agreements with our directors and certain of our executive officers that require Rheometric Scientific to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of Rheometric Scientific or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Rheometric Scientific and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     We have obtained a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number            Description
------            -----------

4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995 (File No. 000-14617)).

4.2 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the period ended December 31, 1993 (File No. 000-14617)).

5                 Opinion of Dechert

Exhibit
Number            Description
------            -----------

23.1              Consent of Dechert (included in Exhibit 5)

23.2              Consent of PricewaterhouseCoopers LLP

23.3              Consent of Mahoney Cohen & Company, CPA, P.C.

24                Power of Attorney (included on signature page)


Item 9.  Undertakings.

(a)      We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of

1933  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey, on this 13th day of July, 2000.


                                      RHEOMETRIC SCIENTIFIC, INC.



                                      By:  /s/ Joseph Musanti
                                         ------------------------------------
                                         Joseph Musanti
                                         Vice President of Finance and
                                         Chief Financial Officer


                                POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Castello and Joseph Musanti and each of them, individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  Signature                                          Title                                Date
                  ---------                                          -----                                ----


/s/ Robert M. Castello
---------------------------------------         Chairman, Chief Executive Officer and Director        July 13, 2000
Robert M. Castello                              (principal executive officer)


/s/ Joseph Musanti
---------------------------------------         Vice President of Finance and
Joseph Musanti                                  Chief Financial Officer (principal financial          July 13, 2000
                                                and accounting officer)


/s/ Mark F. Callaghan
--------------------------------------          Director                                              July 13, 2000
Mark F. Callaghan


/s/ David R. Smith
--------------------------------------          Director                                              July 13, 2000
David R. Smith


/s/ Merrick G. Andlinger
--------------------------------------          Director                                              July 13, 2000
Merrick G. Andlinger


/s/ Richard J. Giacco
--------------------------------------          Director                                              July 13, 2000
Richard J. Giacco


/s/ Robert K. Prud'homme
--------------------------------------          Director                                              July 13, 2000
Robert K. Prud'homme



                                  EXHIBIT INDEX



Exhibit No.       Document
-----------       --------

4.1               Certificate  of   Incorporation  of the Registrant, as amended
                  (incorporated  by reference to Exhibit 3.1 to the Registrant's
                  Quarterly  Report on Form 10-Q for the period  ended March 31,
                  1995 (File No. 000-14617)).

4.2               By-Laws  of  the  Registrant,  as  amended   (incorporated  by
                  reference to Exhibit 3.2 to the Registrant's  Annual Report on
                  Form 10-K for the period  ended  December  31,  1993 (File No.
                  000-14617)).

5                 Opinion of Dechert

23.1              Consent of Dechert (included in Exhibit 5)

23.2              Consent of PricewaterhouseCoopers LLP

23.3              Consent of Mahoney Cohen & Company, CPA, P.C.

24                Power of Attorney (included on signature page)

